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                                                                   EXHIBIT 10.15


                                   HEROES INC.
                     2001 EXECUTIVE EQUITY COMPENSATION PLAN


         1. Purpose. The purpose of the Heroes Inc. 2001 Executive Equity Compensation Plan (the "Plan") is to promote the interests of Heroes Inc., a Nevada corporation (the "Company"), and any Subsidiary thereof and the interests of the Company's stockholders by providing an opportunity to selected officers and directors of the Company or any Subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to own Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such persons and to encourage such persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of Common Stock of the Company.

         2. Definitions. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

         2.1. "Award" shall mean an award of Common Stock granted under the provisions of the Plan.

         2.2. "Board of Directors" shall mean the Board of Directors of the Company.

         2.3. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.4. "Committee" shall mean the committee of the Board of Directors referred to in Section 5 hereof. If no such Committee is appointed, the Board of Directors shall exercise the authority reserved to the Committee.

         2.5.     "Common Stock" shall mean the Common Stock of the Company.

         2.6. "Employee" shall mean any person, including an officer or director of the Company, who is employed on a full-time basis by the Company or any Subsidiary of the Company.

         2.7. "Participant" shall mean any Employee to whom an Award is granted under the Plan.

         3. Eligibility. Awards may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Awards are to be granted hereunder. No person shall have any right to participate in the Plan. Any person selected


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by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

         4.       Common Stock Subject to the Plan.

         4.1. Number of Shares. The total number of shares of Common Stock for which Awards may be granted under the Plan shall not exceed in the aggregate Seven Hundred Thousand (700,000) shares of Common Stock (subject to adjustment as provided in Section 7 hereof).

         4.2. Reissuance. The shares of Common Stock that may be subject to Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Board of Directors may determine. If any shares of Common Stock acquired pursuant to an Award shall have been repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

         5.       Administration of the Plan.

         5.1. Administration. The Plan may be administered by a committee of the Board of Directors (the "Committee") established by the Board of Directors and consisting of no less than two persons. If such a Committee is appointed, all members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

         5.2. Grant of Awards. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Awards hereunder; (ii) to determine the amount to be paid by a Participant to acquire shares of Common Stock pursuant to an Award, which amount may be equal to, more than, or less than 100% of the fair market value of such shares on the date the Award is granted; (iii) to determine the time or times and the conditions subject to which Awards may be made; (iv) to determine the time or times and the conditions subject to which the shares of Common Stock subject to an Award are to become vested and no longer subject to repurchase by the Company; (v) to establish transfer restrictions and the terms and conditions on which any such transfer restrictions with respect to shares of Common Stock acquired pursuant to an Award shall lapse; (vi) to establish vesting provisions with respect to any shares of Common Stock subject to an Award, including, without limitation, vesting provisions which may be contingent upon (A) the Company's meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (vii) to determine the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company; (viii) to determine the circumstances and


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conditions subject to which any shares of Common Stock acquired pursuant to an
Award may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired pursuant to an Award may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to determine the form of consideration that may be used to purchase shares of Common Stock pursuant to an Award (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to purchase the Common Stock subject to an Award); (x) to accelerate the time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of the Plan.

         5.3. Interpretation. The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

         5.4. Finality. The interpretation and construction by the Committee of any provision of the Plan, any Award granted hereunder or any agreement evidencing any such Award shall be final and conclusive upon all parties.

         5.5. Voting. Members of the Committee may vote on any matter affecting the administration of the Plan or the granting of Awards under the Plan.

         5.6. Expenses, Etc. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Award granted hereunder.

         6. Terms and Conditions of Awards. The terms and conditions of each Award granted under the Plan shall be specified by the Committee, in its sole discretion. The terms and provisions of any Award granted hereunder need not be identical to those of any other Award granted hereunder.

         The terms and conditions of each Award shall include the following:

         (a) The amount to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Board of Directors (or the Committee) and may be equal to, more than or less than 100% of the fair market value of the shares of


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Common Stock subject to the Award on the date the Award is granted. The Award may provide for the issuance of shares of common stock as a stock bonus for no consideration other than services rendered.

         (b) Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award.

         (c) Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to the restrictions, if any, imposed on such Stock and such other matters as the Committee may determine.

         (d) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, or in respect of any shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

         7. Adjustments. In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock to be acquired pursuant to an Award which have not become vested, and (ii) the number of shares of Common Stock for which Awards may be granted under the Plan, as set forth in Section 4.1 hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

         8. Effect of the Plan on Employment Relationship. Neither the Plan nor any Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any subsidiary or parent thereof, or limit in any respect the right of the


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Company or any subsidiary or parent thereof to terminate such Participant's employment or other relationship with the Company or any subsidiary or parent, as the case may be, at any time.

         9. Amendments of the Plan. The Board of Directors may amend, alter or discontinue the Plan.

         10. Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Award theretofore granted under the Plan.

         11. Effective Date of the Plan. The Plan shall be effective as of February 15, 2001.


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